                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          BIOTRANSPLANT INCORPORATED
                (Name of Registrant as Specified In Its Charter)

                          BIOTRANSPLANT INCORPORATED
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                           BIOTRANSPLANT INCORPORATED
                           BUILDING 75, THIRD AVENUE
                             CHARLESTOWN NAVY YARD
                        CHARLESTOWN, MASSACHUSETTS 02129

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 20, 1997

     The 1997 Annual Meeting of Stockholders of BioTransplant Incorporated (the "Company") will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Tuesday, May 20, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect seven directors for the ensuing year.

     2.  To approve the Company's 1997 Stock Incentive Plan.

     3. To approve an amendment to the Company's 1994 Directors' Equity Plan increasing from 15,000 to 50,000 the number of shares of Common Stock reserved for issuance under the 1994 Directors' Equity Plan.

     4. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for 1997.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 1, 1997 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors

                                            STEVEN D. SINGER, Secretary

Charlestown, Massachusetts
April 14, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                           BIOTRANSPLANT INCORPORATED
                           BUILDING 75, THIRD AVENUE
                             CHARLESTOWN NAVY YARD
                        CHARLESTOWN, MASSACHUSETTS 02129

          PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 20, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioTransplant Incorporated (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on May 20, 1997 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

     The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 14, 1997.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF THE DIRECTOR OF FINANCE, BIOTRANSPLANT INCORPORATED, BUILDING 75, THIRD AVENUE, CHARLESTOWN NAVY YARD, CHARLESTOWN, MASSACHUSETTS 02129.

VOTING SECURITIES AND VOTES REQUIRED

     On April 1, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 8,562,941 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

     Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of each of the other matters to be voted upon.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors, the approval of the 1997 Stock Incentive Plan, the amendments to the 1994 Directors' Equity Plan and the ratification of independent accountants.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 31, 1997 or such later date as is noted, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below and (iv) all directors and executive officers of the Company as a group.

     The number of shares of Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                                SHARES OF       PERCENTAGE OF
                                                                               COMMON STOCK     COMMON STOCK
                             NAME AND ADDRESS                               BENEFICIALLY OWNED   OUTSTANDING
--------------------------------------------------------------------------- ------------------  -------------
Entities affiliated with Health Care Investment Corporation (1)............      2,703,500           30.8%
  Twin Towers at Metro Park
  379 Thornhall Street
  Edison, New Jersey 08837
Rho Management Trust II (2)................................................        750,288            8.7
  c/o Rho Management Company, Inc.
  767 Fifth Avenue
  New York, New York 10153
Funds managed by Hambrecht & Quist Capital Management Inc. (3).............        660,540            7.7
  50 Rowes Wharf
  Boston, Massachusetts 02110
Novartis Pharma Inc........................................................        532,125            6.2
  Lichstrasse
  CH - 40002
  Basel, Switzerland
State of Wisconsin Investment Board (4)....................................        435,000            5.1
  P.O. Box 7842
  Madison, Wisconsin 53707
Elliot Lebowitz, Ph.D. (5).................................................        144,150            1.7
Donald R. Conklin..........................................................          3,000              *
William W. Crouse (6)......................................................      2,703,500           30.8
James C. Foster, J.D. (7)..................................................         15,356              *
Daniel O. Hauser, Ph.D. (8)................................................        532,125            6.2
Daniel P. Kearney, J.D. (9)................................................            625              *
Robert A. Vukovich, Ph.D. (10).............................................          7,500              *
James Hope, Ph.D. (11).....................................................         30,697              *
Julia L. Greenstein, Ph.D. (12)............................................         22,400              *

                                                                                SHARES OF       PERCENTAGE OF
                                                                               COMMON STOCK     COMMON STOCK
                             NAME AND ADDRESS                               BENEFICIALLY OWNED   OUTSTANDING
--------------------------------------------------------------------------- ------------------  -------------
Mary White-Scharf, Ph.D. (13)..............................................         12,948              *
Robert Kauffman, M.D., Ph.D................................................         -0-                 *
All directors and executive officers as a group (11 persons) (14)..........      3,472,301           39.0

---------------

   * Represents holdings of less than one percent.

 (1) Includes 1,570,886 shares of Common Stock held by HealthCare Ventures II, L.P. ("HCV II") (including 78,877 shares which HCV II has the right to acquire within 60 days of January 31, 1997 upon the exercise of warrants), 874,539 shares of Common Stock held by HealthCare Ventures III, L.P. ("HCV III") (including 99,705 shares which HCV III has the right to acquire within 60 days of January 31, 1997 upon the exercise of warrants), and 258,075 shares of Common Stock held by HealthCare Ventures IV, L.P. ("HCV IV") (including 29,571 shares which HCV IV has the right to acquire within 60 days of January 31, 1997 upon the exercise of warrants).

 (2) Includes 38,466 shares of Common Stock which Rho Management Trust II ("RMT-II") has the right to acquire within 60 days of January 31, 1997 upon the exercise of warrants. Jan Philipp F. Reemtsma, Joshua Ruch and Fero Ventures Limited may be deemed to beneficially own the shares held by RMT-II, retain voting and dispositive rights for such shares and the right to revoke such shares.

 (3) Includes 360,108 shares of Common Stock held by Hambrecht & Quist Health Care Investors ("H&Q Health") (including 10,210 shares which H&Q Health has the right to acquire within 60 days of January 31, 1997 upon the exercise of warrants) and 300,432 shares of Common Stock held by Hambrecht & Quist Life Science Investors ("H&Q Life") (including 17,722 shares which H&Q Life has the right to acquire within 60 days of January 31, 1997 upon the exercise of warrants). Hambrecht & Quist Capital Management Inc. serves as the investment advisor to H&Q Health and H&Q Life. The respective general partners of H&Q Health and H&Q Life exercise sole voting and investment power with respect to the shares held by each fund.

 (4) Information based solely on a Schedule 13G filed with the Commission on January 28, 1997.

 (5) Includes 70,076 shares of Common Stock which Dr. Lebowitz has the right to acquire within 60 days of January 31, 1997 upon the exercise of stock options.

 (6) Consists solely of shares held of record by HCV II, HCV III and HCV IV. Mr. Crouse is a general partner of HealthCare Partners II, L.P., HealthCare Partners III, L.P., HealthCare Partners IV, L.P. ("HCP II", "HCP III" and "HCP IV", respectively), the general partners, respectively, of HCV II, HCV III and HCV IV. Mr. Crouse, together with the other general partners of HCV II, HCV III and HCV IV, respectively, shares voting and investment control with respect to the shares owned by HCV II, HCV III and HCV IV. The same individuals serve as general partners of HCP II, HCP III and HCP IV, respectively.

 (7) Includes 2,856 shares of Common Stock owned by Charles River Laboratories, Inc., a wholly-owned subsidiary of Bausch & Lomb, Inc. ("CRL"). Mr. Foster, a director of the Company, is the President and Chief Executive Officer of CRL and may be deemed to beneficially own the shares held by CRL, although he disclaims beneficial ownership.

 (8) Consists solely of shares of Common Stock owned by Novartis Pharma Inc. ("Novartis"), formerly Sandoz Pharma Ltd. Dr. Hauser, a director of the Company, is the Head of Preclinical Development and Project Management, Operations in the United States for Novartis Pharmaceutical Inc., an affiliate of Novartis. Dr. Hauser may be deemed to beneficially own the shares held by Novartis although he disclaims beneficial ownership.

 (9) Consists solely of shares of Common Stock which Mr. Kearney has the right to acquire within 60 days of January 31, 1997 upon the exercise of stock options.

(10) Includes 4,375 shares of Common Stock which Dr. Vukovich has the right to acquire within 60 days of January 31, 1997 upon the exercise of stock options.

(11) Includes 30,397 shares of Common Stock which Dr. Hope has the right to acquire within 60 days of January 31, 1997 upon the exercise of stock options. Also includes 300 shares of Common Stock held by Dr. Hope's minor children. Dr. Hope disclaims beneficial ownership of the shares held by his children.

(12) Consists solely of shares of Common Stock which Dr. Greenstein has the right to acquire within 60 days of January 31, 1997 upon the exercise of stock options.

(13) Includes 12,348 shares of Common Stock which Dr. White-Scharf has the right to acquire within 60 days of January 31, 1997 upon the exercise of stock options. Also includes 600 shares of Common Stock held by Dr. White-Scharf's minor children. Dr. White-Scharf disclaims beneficial ownership of the shares held by her children.

(14) Includes 348,374 shares of Common Stock which all directors and executive officers as a group may acquire upon the exercise of outstanding stock options and warrants exercisable within 60 days of January 31, 1997.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board of Directors of the Company.

     Each director will be elected to hold office until the 1998 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     Set forth below are the name and age of each member of the Board of Directors, and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 1997, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

                             NOMINEES FOR DIRECTOR

     ELLIOT LEBOWITZ, PH.D., age 56, has served as President and Chief Executive Officer and as a member of the Board of Directors of the Company since April 1991. From 1985 to 1991, he served as Vice President for Research and Development at C.R. Bard, Inc., a medical device company ("Bard"), directing internal and collaborative research and development programs for Bard's Vascular Systems, Cardiosurgery and Cardiopulmonary Divisions. From 1981 until 1985, Dr. Lebowitz served as Director of Long Range Research and Development at DuPont Corporation, a diversified health care company, developing immunopharmaceuticals. From 1977 until 1981, he served as Division Manager of the Medical Products Division of New England Nuclear Corporation which developed, manufactured and sold radiopharmaceuticals for in vivo diagnosis. Earlier in his career, Dr. Lebowitz served at Brookhaven National Laboratories, a United States Department of Energy research facility, where he developed Thallium-201, a radiopharmaceutical for the diagnosis of coronary artery disease. Dr. Lebowitz was a founder of Diagnostic Isotopes, Inc., a radiopharmaceutical company which was subsequently acquired by Hoffmann-La Roche Inc., a pharmaceutical company. He was also a founder of Procept, Inc., a biopharmaceutical company which focuses on rational drug design. He holds a B.A. from Columbia College and a Ph.D. from Columbia University.

     DONALD R. CONKLIN, age 60, has served as a director of the Company since January 1997. From February to December 1996, he served as Chairman of Shering-Plough Health Care Products ("Schering-Plough Health Care"), a wholly-owned subsidiary of Schering-Plough Corporation, a pharmaceutical company. From 1995 to February 1996, he served as President of Schering-Plough Health Care, and from 1986 until September 1994, he served as Executive Vice President and President of Schering-Plough Pharmaceuticals. Mr. Conklin also served as Executive Vice President of Schering-Plough Corporation, a position he held since 1985. He received his B.A. from Williams College and his M.B.A. from Rutgers University. Mr. Conklin also serves on the Board of Directors of Cytotherapeutics, Inc. and Vertex Pharmaceuticals, Inc.

     WILLIAM W. CROUSE, age 54, has served as a director of the Company since June 1995. Since 1994, Mr. Crouse has served as Vice Chairman of HealthCare Investment Corporation and as a general partner of HealthCare Partners I, L.P. ("HCP I"), HCP II, HCP III and HCP IV, the general partners of HealthCare Ventures I, L.P. ("HCV I"), HCV II, HCV III, and HCV IV, respectively. Mr. Crouse served as Worldwide President of Ortho Diagnostic Systems, a medical device company, and Vice President of Johnson & Johnson International, a pharmaceutical company, from 1987 to 1994. Mr. Crouse has more than 30 years experience in the pharmaceutical industry. He also serves as a director of Activated Cell Therapy, Inc., Human Genome Sciences, Inc., Trophix Pharmaceutical, Inc., PharmaGenics, Inc., Raritan Bancorp, The New York Blood Center and Liberty Science Center. Mr. Crouse received his B.S. in finance and economics from Lehigh University and his M.B.A. from Pace University.

     JAMES C. FOSTER, J.D., age 46, has served as a director of the Company since February 1992. Since 1992, he has served as President and Chief Executive Officer of Charles River Laboratories, Inc., a wholly-owned subsidiary of Bausch & Lomb, Inc. ("CRL"), a supplier of research animals and animal-related products and services. Previously, he served in various capacities with CRL since 1976. Mr. Foster received his B.S. in psychology from Lake Forest College, his J.D. from the Boston University School of Law and his M.A. in Science and Management from the Massachusetts Institute of Technology.

     DANIEL O. HAUSER, PH. D., age 59, has served as a director of the Company since January 1994. Since January 1997, he has served as the head of Preclinical Development & Project Management, Operations in the United States for Novartis (formerly Sandoz Pharmaceutical Corporation), a pharmaceutical corporation. From 1992 until January 1997, he served as President of Sandoz Research Institute, in East Hanover, New Jersey and as Senior Vice President of Research and Development for Sandoz Pharmaceutical Corporation. From 1965 to 1992, he served in various positions at the Pharma Division of Sandoz Pharma Ltd. (Switzerland) and from 1985 to 1992, served as Senior Vice President. Dr. Hauser received his M.S. and Ph.D. in chemistry from the Swiss Federal Institute of Technology (Switzerland) and was a Post-doctoral Research Fellow in the Department of Chemistry at the Israel Institute of Technology (Haifa).

     DANIEL P. KEARNEY, J.D., age 57, has served as a director of the Company since March 1996. Since 1991, Mr. Kearney has served as President of Aetna Life Insurance and Annuity Company ("Aetna"), a wholly-owned subsidiary of Aetna Life & Casualty Company, an insurance company. In addition, he serves as Executive Vice President and Chief Investment Officer of Aetna Life & Casualty Company. Prior to joining Aetna in 1991, Mr. Kearney served as President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board (the "Oversight Board"), a federal regulatory agency created to oversee the liquidation of the assets of failed savings and loan institutions. Immediately prior to joining the Oversight Board, Mr. Kearney was a principal at Aldrich, Eastman and Waltch, Inc., a pension fund advisor. Mr. Kearney graduated from Michigan State University and received a Masters in Economics from Michigan State University. He received his J.D. from the University of Chicago Law School. He also serves on the Board of Directors of MBIA, Inc.

     ROBERT A. VUKOVICH, age 53, has served as a director of the Company since March 1994. Since 1983, he had served as Chairman of the Board and Chief Executive Officer of Roberts Pharmaceutical Corporation, a pharmaceutical company which he founded. From 1979 to 1983, he served as the Director of the Division of Developmental Therapeutics of the Revlon Health Care Group, a pharmaceutical company. He received his B.S. from Allegheny College and his Ph.D. in Pharmacology-Toxicology with a minor in Pathology from Jefferson Medical College. Dr. Vukovich also serves on the Board of Directors of Cypros Pharmaceutical Corp.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board of Directors. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held one meeting in 1996. The members of the Audit Committee are Messrs. Foster and Kearney.

     The Company also has a standing Compensation Committee of the Board of Directors, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers and grants stock options pursuant to the Company's stock option plans. The Compensation Committee held two meetings during 1996. The members of the Compensation Committee are Mr. Crouse and Dr. Vukovich. See "Report of the Compensation Committee" below.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held ten meetings during 1996. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

COMPENSATION FOR DIRECTORS

     The Company's non-employee directors who are not affiliated with HealthCare Investment Corporation, Novartis or CRL, receive $1,000, plus reasonable travel and out-of-pocket expenses, for each meeting of the Board of Directors attended and are entitled to participate in the Company's 1994 Directors' Equity Plan (the "Equity Plan"). For a further description of the Equity Plan, see "Approval of Amendment to 1994 Directors' Equity Plan" below.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for the last two fiscal years of the Company's Chief Executive Officer and the Company's other executive officers whose total annual salary and bonus for 1996 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                ANNUAL COMPENSATION        ---------------------
                                          -------------------------------       SECURITIES
      NAME AND PRINCIPAL POSITION         YEAR     SALARY($)     BONUS($)  UNDERLYING OPTIONS(#)
----------------------------------------  ----     ---------     --------  ---------------------
Elliot Lebowitz, Ph.D. .................  1996     $228,913      $ -0-             71,021
  Chief Executive Officer                 1995      215,000        -0-             16,218
James Hope, Ph.D........................  1996     $164,135      $ -0-             22,670
  Senior Vice President of Development    1995      147,784        -0-             10,312
Julia L. Greenstein, Ph.D. .............  1996     $185,193      $ -0-             22,930
  Senior Vice President of Research       1995      168,586        -0-              8,000
Robert Kauffman, M.D., Ph.D. (1)........  1996     $ 95,138      $63,000           50,000
  Vice President of Clinical Affairs      1995        --           --                --
Mary White-Scharf, Ph.D. ...............  1996     $131,602      $ -0-             31,322
  Vice President of Research              1995      107,171        -0-             10,936

---------------

(1) Dr. Kauffman joined the Company in June 1996.

     Option Grant Table. The following table sets forth certain information regarding options granted during the year ended December 31, 1996 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                      INDIVIDUAL GRANTS                                     ANNUAL RATES OF STOCK
                             ------------------------------------                            PRICE APPRECIATION
                                 NUMBER OF      PERCENT OF TOTAL                                     FOR
                                 SECURITIES      OPTIONS GRANTED    EXERCISE                   OPTION TERM(2)
                             UNDERLYING OPTIONS   TO EMPLOYEES       OR BASE    EXPIRATION  ---------------------
            NAME               GRANTED(#)(1)    IN FISCAL YEAR(%)  PRICE($/SH)     DATE      5%($)        10%($)
---------------------------- ------------------ -----------------  -----------  ----------  --------     --------
Elliot Lebowitz, Ph.D. .....       49,333             12.4%           $6.50       7/16/06   $201,664     $511,057
                                   11,957              3.0%            6.00      12/10/06     42,684      110,462
                                    9,731              2.5%            4.20       1/31/06     25,703       65,137
James Hope, Ph.D. ..........       11,000              2.8%            6.50       7/16/06     44,966      113,953
                                    7,889              2.0%            6.00       8/21/06     30,074       76,220
                                    3,781              1.0%            4.20       1/31/06      9,987       25,309
Julia L. Greenstein,                9,400              2.4%            6.50       7/16/06
  Ph.D. ....................                                                                  38,425       97,378
                                    6,930              1.8%            6.00      12/10/06     24,738       64,021
                                    3,300              0.8%            4.20       1/31/06      8,716       22,089
                                    3,300              0.8%            4.20        2/9/06      8,716       22,089
Robert Kauffman, M.D., Ph.D. ..    50,000             12.6%            8.50       6/26/06    267,280      677,341


                                                                                            POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                                       VALUE AT ASSUMED
                             ------------------------------------                           ANNUAL RATES OF STOCK
                                 NUMBER OF      PERCENT OF TOTAL                            PRICE APPRECIATION FOR
                                 SECURITIES      OPTIONS GRANTED    EXERCISE                   OPTION TERM(2)
                             UNDERLYING OPTIONS   TO EMPLOYEES       OR BASE    EXPIRATION  ----------------------
            NAME               GRANTED(#)(1)    IN FISCAL YEAR(%)  PRICE($/SH)     DATE      5%($)        10%($)
---------------------------- ------------------ -----------------  -----------  ----------  --------     ---------
Mary White-Scharf, Ph.D. ...        9,400              2.4%            6.50       7/16/06     38,425       97,378
                                    8,633              2.2%            6.00      12/10/06     30,818       79,754
                                    5,937              1.5%            4.20        2/9/06     15,682       39,741
                                    5,446              1.4%            6.50      10/23/06     22,262       56,417
                                    1,906              0.5%            4.20       1/31/06      5,034       12,758

---------------

(1) Options granted in 1996 become exercisable in four equal annual installments, commencing twelve months after the vesting commencement date, which is typically the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which options were exercised.

     Year-End Option Table. The following table sets forth certain information regarding stock options held as of December 31, 1996 by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                         UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                            OPTIONS AT FISCAL                 OPTIONS AT FISCAL
                                              YEAR-END (#)                     YEAR-END($)(1)
                                       ---------------------------       ---------------------------
                                       EXERCISABLE   UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
                                       -----------   -------------       -----------   -------------
Elliot Lebowitz, Ph.D. ..............     67,644        100,686            $224,576       111,897
James Hope, Ph.D. ...................     29,452         31,030             100,505        33,669
Julia L. Greenstein, Ph.D. ..........     14,500         41,430              36,250        64,895
Mary White-Scharf, Ph.D. ............     10,075         40,308              46,906        44,977
Robert Kauffman, M.D., Ph.D. ........          0         50,000                   0             0

---------------

(1) Value is based on the closing sales price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 1996 ($6.50), the last trading day of the Company's 1996 fiscal year, less the applicable option exercise price.

SEVERANCE AGREEMENTS WITH EXECUTIVE OFFICERS

     Under the terms of an agreement with Dr. Lebowitz, the Company's President and Chief Executive Officer, in the event of involuntary termination of Dr. Lebowitz' employment, he is eligible to receive six months of base salary from the Company. Under the terms of agreements with Dr. Hope, Senior Vice President of Development, and Dr. Greenstein, Senior Vice President of Research and Chief Scientific Officer, in the event of a termination of employment without cause, the terminated officer is eligible to receive six months of base salary, which will be discontinued if the officer secures other employment. Furthermore, if at the end of such six-month period Dr. Hope is unable to secure other employment, then Dr. Hope and the Company have agreed to negotiate an additional severance payment of up to six months of base salary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by all officers of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 1996 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company, which is currently comprised of two non-employee directors, Mr. Crouse and Dr. Vukovich, makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers and grants stock options pursuant to the Company's stock option plans.

     The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns. Executive compensation consists of a combination of base salary and stock-based incentives. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

  Compensation Philosophy

     The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Compensation Committee's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

     - COMPETITIVE AND FAIR COMPENSATION

       The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Compensation Committee compares the Company's compensation practices with those of other companies in the industry and sets the Company's compensation guidelines based on this review. The Compensation Committee believes compensation for the Company's executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Compensation Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

     - SUSTAINED PERFORMANCE

       Executive officers are rewarded based upon a subjective assessment of corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

     In evaluating each executive officer's performance, the Compensation Committee generally conforms to the following process:

        - Company and individual goals and objectives generally are set at the beginning of the performance cycle.

        - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated and the results are communicated to the executive.

        - The executive's performance is then compared with peers within the Company and the comparative results, combined with comparative compensation practices of other companies in the industry, is then used to determine salary and stock compensation levels.

     Annual compensation for the Company's executives generally consists of two elements--salary and stock options.

     The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility, and may include continued innovation in development of the Company's technology, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Compensation Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

     Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a four-year vesting period to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 1996 were granted at fair market value on the date of grant. During 1996, all current executive officers received options to purchase an aggregate of 197,943 shares of Common Stock, at a weighted average exercise price of $6.59 per share.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m) of the Code to mitigate any disallowance of deductions.

  Dr. Lebowitz's 1996 Compensation

     Dr. Lebowitz is eligible to participate in the same executive compensation plans available to the other executives officers of the Company. The Compensation Committee believes that Dr. Lebowitz' annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

     Dr. Lebowitz' salary for 1996 increased to $228,913 from $215,000 in 1995. In 1996, Dr. Lebowitz was granted stock options to purchase 71,021 shares of the Company's Common Stock at a weighted average exercise price of $6.10 per share (which represented the fair market value of the Company's Common Stock on the date of the grant). In determining whether to grant stock options to Dr. Lebowitz, the Compensation Committee considered Dr. Lebowitz' overall compensation package relative to that of other chief executives in the Company's industry and past option grants as well as an assessment of continuing progress of the Company's business plan.

                                            Compensation Committee

                                            William W. Crouse
                                            Robert A. Vukovich, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Crouse and Vukovich. No member of the Compensation Committee was at any time during 1996, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

     No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from May 8, 1996, the date of the Company's initial public offering, through December 31, 1996 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the Nasdaq Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock (at the initial public offering price), in the Nasdaq Composite Index and in the Nasdaq Pharmaceutical Index on May 8, 1996 and reinvestment of all dividends). Measurement points are on May 8, 1996 and the last trading day of the year ended December 31, 1996.

                          [PERFORMANCE GRAPH]

                                                                                  Nasdaq
        Measurement Period             BioTransplant     Nasdaq Composite     Pharmaceutical
      (Fiscal Year Covered)            Incorporated            Index               Index
              5/8/96                     $100.00             $100.00              $100.00
            12/31/96                     $ 68.00             $109.00              $ 91.00

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1991, the Company entered into a supply agreement with CRL. Under the terms of the agreement, CRL provides the Company with miniswine and miniswine organs for research and development purposes in exchange for payments based on future commercial sales of miniswine products by the Company. James C. Foster, President and Chief Executive Officer of CRL, is a director of the Company.

     In 1993, the Company and Novartis entered into a collaboration agreement for the development and commercialization of xenotransplantation products utilizing gene transduction, which was subsequently amended and restated in September 1995. Under the agreement, Novartis has committed research funding of $20.0 million, of which $14.0 million had been received as of December 31, 1996, and agreed to pay license fees of $10.0 million, of which $7.0 million had been received as of December 31, 1996. Novartis has also agreed to fund all of the development and pre-marketing costs of the licensed products, a portion of which may be repayable from the Company's operating profits from sales of the XenoMune System if the Company elects to co-promote, and a portion of which must be repaid within 90 days following submission of a product license application to the Food and Drug Administration for such products. Dr. Hauser, Ph.D., a director of the

Company, is head of Preclinical Development & Project Management, Operations in the United States for Novartis Pharmaceutical Inc., an affiliate of Novartis.

     In January 1996 and February 1996, the Company issued and sold an aggregate of 3,495,409 shares of its Series D Stock, which converted into 873,850 shares of Common Stock upon the closing of the Company's initial public offering, at a purchase price of $2.00 per share ($8.00 on a common equivalent basis), to a group of existing and new investors, including Everest, Hudson, H&Q Life, H&Q Health, HCV II, Mr. Foster, Henry L. Foster, and Dr. Vukovich. Mr. Foster is a director of the Company. Henry L. Foster is the father of Mr. Foster. Dr. Vukovich is a director of the Company. Mr. Crouse, a director of the Company, is a general partner of HP II, the general partner of HCV II. The purchase price of the Series D Stock was paid in part by the conversion and cancellation of promissory notes (plus accrued interest) previously issued by the Company to certain investors.

                     APPROVAL OF 1997 STOCK INCENTIVE PLAN

     On April 10, 1997, the Board of Directors of the Company adopted, subject to stockholder approval, the 1997 Stock Incentive Plan (the "1997 Plan"). Up to 750,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1997 Plan.

     The 1997 Plan is intended to replace the Company's Amended 1991 Stock Incentive Plan (the "1991 Plan"). As of March 31, 1997, options to purchase 691,611 shares of Common Stock were outstanding under the 1991 Plan and an additional 26,396 shares were reserved for future awards. All outstanding options under the 1991 Plan will remain in effect.

     The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

DESCRIPTION OF AWARDS

     The 1997 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at some time in the future at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to Optionees holding 10% or more of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1997 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum aggregate number of shares with respect to which an Award may be granted to any participant under the 1997 Plan may not exceed 100,000 shares during any calendar year of the Plan.

     As of March 31, 1997, approximately 62 persons were eligible to receive Awards under the 1997 Plan, including the Company's executive officers and nonemployee directors. The granting of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On March 31, 1997, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $6.875.

ADMINISTRATION

     The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1997 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan) any outstanding Awards shall become immediately fully exercisable. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Plan.

AMENDMENT OR TERMINATION

     No Award may be made under the 1997 Plan after April 10, 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no outstanding Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

     Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award, including, whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the participant's holding period and tax basis for the Award or underlying Common Stock.

     Tax Consequences to the Company. The grant of an Award under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants with respect to the exercise of a nonstatutory option or Restricted Stock Award under the 1997 Plan who are employees or otherwise subject to withholding.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS BELIEVES THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

              APPROVAL OF AMENDMENT TO 1994 DIRECTORS' EQUITY PLAN

     The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining qualified directors. Currently, 2,500 shares remain available for future awards under the Company's 1994 Directors' Equity Plan (the "Equity Plan"). Accordingly, on February 24, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the Equity Plan that increased from 15,000 to 50,000 the number of shares of Common Stock available for issuance under the Equity Plan (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split).

GENERAL

     Under the Equity Plan, directors of the Company who are not officers of or employees of the Company or of any subsidiary of the Company, nor affiliated with HealthCare Investment Corporation, Novartis or CRL, shall each receive upon his or her appointment as a director of the Company, (i) nonstatutory stock options to purchase 3,125 shares of Common Stock at fair market value on the date of grant ("Initial Options") and (ii) 625 shares of restricted stock, subject to a repurchase option, at a purchase price of $0.04 per share (the "Restricted Stock"). The Initial Options vest over five equal annual installments beginning on the first anniversary of the date of grant and the Restricted Stock will vest in four equal annual installments beginning on the first anniversary of the date of grant.

ADMINISTRATION

     The Board of Directors may suspend or discontinue the Equity Plan or amend it in any respect; provided, however, that without the approval of the stockholders, no amendment may change the number of shares subject to the Equity Plan, change the designation of the class of directors eligible to receive awards, or materially increase the benefits accruing to participants under the Equity Plan. The Equity Plan may not be amended more than once during any six-month period.

DESCRIPTION OF AWARDS UNDER THE EQUITY PLAN

     Nonstatutory Options. Optionees receive the right to purchase a specified number of shares of Common Stock at an option price and subject to such terms and conditions as are specified at the time of the grant. All options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant.

     Restricted Stock. Restricted Stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares, at a purchase price of $0.04 per share.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Equity Plan and with respect to the sale of Common Stock acquired under the Equity Plan.

  Nonstatutory Stock Options

     A participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the NSO Stock on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock Awards

     A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

  Tax Consequences to the Company

     The grant of an award under the Equity Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Equity Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Equity Plan, including as a result of the exercise of a nonstatutory stock option or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the Equity Plan who are employees or are otherwise subject to withholding.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE EQUITY PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent accountants since inception. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Charlestown, Massachusetts not later than December 15, 1997 for inclusion in the proxy statement for that meeting.

                                            By Order of the Board of Directors,

                                            STEVEN D. SINGER, Secretary

April 14, 1997

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix A
                                                                      ----------

                         BIOTRANSPLANT INCORPORATED

                         1994 DIRECTORS' EQUITY PLAN

1.     PURPOSE

       The purpose of this 1994 Directors' Equity Plan (the "Plan") of Biotransplant, Inc. (the "Company") is to promote the recruiting and retention of highly qualified outside directors and to strengthen the commonality of interest between directors and stockholders. Except where the context otherwise requires, the term "Company" shall include all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.     ADMINISTRATION

       The Plan will be administered by the Compensation Committee of the Board of Directors of the Company or by the Board of Directors of the Company as a whole, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. References herein to the Board of Directors relating to the administration and interpretation of the Plan shall mean the Compensation Committee or the Board of Directors, as the case may be. Grants of stock options ("Options") and restricted stock awards ("Awards") under the Plan and the amount and nature of the Options and Awards to be granted shall be automatic and non-discretionary in accordance with Sections 5 and 6. However, all questions of interpretation of the Plan or of any Options or Awards issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. No director shall be liable for any action or determination under the Plan made in good faith.

3.     PARTICIPATION IN THE PLAN

       Only directors of the Company who are not employees of the Company shall be eligible to be granted Options and Awards under the Plan. Directors who are employed by, or affiliates of, either HealthCare Investment Corporation, Sandoz Pharma Ltd. or Charles River Laboratories, Inc. or any of their respective related entities, are ineligible to receive Options or Awards under the Plan. A director may notify the Company in writing that he or she irrevocably elects not to participate in the Plan and such director shall henceforth be deemed to be ineligible.

4.     STOCK SUBJECT TO THE PLAN

       (a) The maximum number of shares which may be issued under the Plan shall be 60,000 shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), subject to subsequent adjustment as provided in Section 10.

       (b) If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, or any Common Stock issued pursuant to an Award shall be repurchased by the Company pursuant to the terms of such Award, the shares allocable to the unexercised portion of such Option and/or such repurchased shares shall again become aveilable for grant pursuant to the Plan.

       (c) All Options granted under the Plan shall be non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

5.     TERMS, CONDITIONS AND FORMS OF OPTIONS.

       Each Option granted under the Plan shall be evidenced by a written agreement in substantially the form of Exhibit A hereto or in such other form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

       (a) OPTION GRANT DATES. Each eligible director shall automatically be granted an Option to purchase 12,500 shares of Common Stock upon the later of
(i) his or her initial election as a director, or (ii) the adoption by the Board of Directors of the Plan.

       (b) OPTION EXERCISE PRICE. The option exercise price per share for each Option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market (or, if the Company is traded on a nationally recognized securities exchange on the date of the grant, the reported exchange) on the date of grant (or if no such price is reported on such date, such price as reported on the nearest preceding date on which such price is reported) or (ii) if the Common Stock is not traded on Nasdaq or an exchange, the fair market value per share on the date of grant as determined by the Board of Directors.

       (c) OPTIONS NON-TRANSFERABLE. Each Option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in

Section 414(p) of the Code) and shall be exercised during the lifetime of the optionee only by such optionee.

       (d) EXERCISE PERIOD. Each Option granted under the Plan may be exercised on a cumulative basis as to 20% of the shares on the first anniversary of the date of grant and an additional 20% at the end of each one-year period thereafter. Each Option granted under the Plan, to the extent it has vested, may be exercised in whole or in part at any time prior to the tenth anniversary of the date of grant, but in no event may it be exercised thereafter.

       (e) EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which they are exercised.

       (f) PAYMENT OF PURCHASE PRICE. Payment of the exercise price shall be made (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price, (ii) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the Option being exercised, or (iii) by any combination of such methods of payment. The fair market value of any shares of Common Stock which may be delivered upon exercise of an Option shall be determined by the Board of Directors of the Company as of the date that such shares are delivered.

6.     TERMS, CONDITIONS AND FORMS OF RESTRICTED STOCK AWARDS

       Each Award granted under the Plan shall be evidenced by a written agreement in substantially the form of Exhibit B hereto or in such other form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

       (a) AWARD GRANT DATES. Each eligible director shall automatically be granted an Award to purchase 2,500 shares of Common Stock upon the later of (i) his or her initial election as a director, or (ii) the adoption by the Board of Directors of the Plan.

       (b) AWARD PRICE. The price per share of Common Stock subject to each Award shall be $.01 per share, payable by cash or check upon execution of the written agreement evidencing the Award.

       (c) VESTING PERIOD. Each Award granted under the Plan shall vest during the period in which an eligible director continues to serve as a director of the Company, at the rate of 25% of the shares on the first anniversary of the date of grant and an additional 25% at the end of each one-year period thereafter.

       (d) REPURCHASE RIGHT. The Company shall have the right to repurchase any or all shares of Common Stock subject to an Award which shall not have become vested as of the date an eligible director ceases to serve as a director at a repurchase price of $.01 per share, such right to be exercised within 90 days after such director ceases to serve as a director of the Company. The Company shall have the right to assign or transfer all or part of such repurchase rights to one or more third parties, including other stockholders of the Company

7.     ASSIGNMENTS

       The rights and benefits under the Plan may not be assigned, except as provided in Section 5.

8.     TIME FOR GRANTING OPTIONS AND AWARDS

       All Options and Awards subject to the Plan shall be granted, if at all, not later than six (6) years after the date of the Board's adoption of the Plan.

9.     LIMITATION OF RIGHTS

       (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an Option or Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will retain a director for any period of time.

       (b) NO STOCKHOLDER RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her Option under the date of the issuance to him or her of a stock certificate thereof, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

10.    ADJUSTMENT PROVISIONS RELATING TO OPTIONS.

       (a) RECAPITALIZATIONS. If, after the Effective Date of the Plan, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or
(ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding Options under the Plan, and (z) the price for each share subject to any then outstanding Options under the Plan, without changing the aggregate purchase price as to which such Options remain exercisable, provided that no adjustment shall be made pursuant to this Section 10 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, (the "Exchange Act") as amended or any successor rule ("Rule 16b-3").

       (b) REORGANIZATIONS. After the Effective Date of the Plan, in the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to the outstanding Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (of an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such options, and (iv) provide that all outstanding Options shall become exercisable in full.

11.    AMENDMENT OF THE PLAN.

       (a) The provisions of Sections 3, 5(a), 5(b) and 6 of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Subject to the foregoing, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under

Rule 16b-3, the Board of Directors may not affect such modification or amendment without such approval.

       (b) The termination or any modification or amendment of the Plan shall not, without the consent of an eligible director, affect his or her rights under an Option or Award previously granted to him or her. With the consent of each eligible director affected, the Board of Directors may amend outstanding option agreements or restricted stock award agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan or any outstanding Option or Award to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

12.    WITHHOLDING

       The Company shall have the right to deduct from payments of any kind otherwise due to an eligible director any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued pursuant to Awards or upon exercise of Options under the Plan.

13.    NOTICE

       Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received by the Company.

14.    EFFECTIVE DATE AND DURATION OF THE PLAN

       (a) EFFECTIVE DATE. The Plan shall become effective on June 27, 1994, but no Option granted under the Plan shall become exercisable nor any Award become vested unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, (i) all Options granted under the Plan shall terminate and no further Options shall be granted under the Plan, and (ii) all Awards shall be cancelled and no further Awards shall be granted under the Plan. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of
Directors: amendments requiring stockholder approval (as provided in Section 11(a)) shall become effective when adopted by the Board of Directors, but no Option issued after the date of such amendment shall become exercisable nor shall any Award vest (to the extent that such amendment to the Plan was required to enable the Company to grant such Option or Award to a particular eligible director) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Options granted on or after the date of such amendment shall terminate, and shares issued pursuant to an Award shall be cancelled, in each case to the extent that such amendment to the Plan was required to enable the Company to grant such Option or Award to a particular eligible director. Subject to this limitation, Options and Awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

       (b) TERMINATION. Unless earlier terminated pursuant to Section 10, the Plan shall terminate upon the earlier of (i) June 27, 2000, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the grant of Awards and exercise of Options granted under the Plan. If the date of termination is determined under (i) above, then Options and Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options and Awards.

15.    GENERAL REQUIREMENTS

(a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an Option or Award is granted, as a condition of exercising such Option or Award, to give written assurance in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Option or Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

(b) COMPLIANCE WITH SECURITIES LAWS. Each Option and Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option or Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be exercised, in whole or in part, nor such Award issued, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition have been affected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

16.    GOVERNING LAW

       The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.


                                   Adopted by the Board of Directors
                                   on June 27, 1994

                                   Adopted by the Stockholders on
                                   August 10, 1994

                                  AMENDMENT TO
                          1994 DIRECTORS' EQUITY PLAN
                                       OF
                          BIOTRANSPLANT INCORPORATED


       The 1994 Directors' Equity Plan, as amended (the "Plan") be and hereby is amended as follows:

       1. The number 15,000 (after giving effect to the Company's 1:4 reverse stock split) in the second line of Section 4(a) of the Plan shall be deleted and the number 50,000 shall be inserted in lieu thereof.


                                                Adopted by the Board of
                                                Directors on February 24, 1997

                                                                      Appendix B
                                                                      ----------


                           BIOTRANSPLANT INCORPORATED

                            1997 STOCK INCENTIVE PLAN
                            -------------------------


1.     PURPOSE
       -------

       The purpose of this 1997 Stock Incentive Plan (the "Plan") of BioTransplant Incorporated, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of BioTransplant Incorporated as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.     ELIGIBILITY
       -----------

       All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.     ADMINISTRATION, DELEGATION
       --------------------------

       (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

       (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

       (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, $0.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in
Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.     STOCK AVAILABLE FOR AWARDS
       --------------------------

       (a) NUMBER OF SHARES. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 750,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

       (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 100,000 per calendar year. The Per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

       (c) ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.     STOCK OPTIONS
       -------------

       (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

       (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

       (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

       (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

       (e) EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

       (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

              (1)    in cash or by check, payable to the order of the Company;

              (2) except as the Board may otherwise provide in an Option Agreement, delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

              (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

              (4)    any combination of the above permitted forms of payment.

6.     RESTRICTED STOCK
       ----------------

       (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

       (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.     OTHER STOCK-BASED AWARDS
       ------------------------

       The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.     GENERAL PROVISIONS APPLICABLE TO AWARDS
       ---------------------------------------

       (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

       (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

       (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

       (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

       (e)    ACQUISITION EVENTS
              ------------------

              (1) CONSEQUENCES OF ACQUISITION EVENTS. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company, upon the occurrence of an Acquisition Event or with respect to Options or any other similar Awards only, upon the execution by the Company of any agreement with respect to an Acquisition Event, (i) the Board shall provide written notice to the Participants that all Options then outstanding shall become immediately exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (ii) all Restricted Stock then outstanding shall become immediately free of all restrictions; (iii) all other stock-based Awards all become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

              (2) An "Acquisition Event" shall mean (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13-d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of the stock of the Company.

              (3) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

       (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

       (g) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

       (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

       (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.     MISCELLANEOUS
       -------------

       (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

       (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

       (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

       (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

       (e) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

       (f) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                                                      APPENDIX C

--------------------------------------------------------------------------------

                          BIOTRANSPLANT INCORPORATED

                    PROXY SOLICITED BY BOARD OF DIRECTORS

                Annual Meeting of Stockholders -- May 20, 1997


  Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Elliot Lebowitz, Richard Capasso and Steven D. Singer, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1997 Annual Meeting of Stockholders of BioTransplant Incorporated and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1, 2, 3, 4 AND 5.

A VOTE FOR THE DIRECTOR NOMINEES, AND FOR PROPOSAL NUMBERS 2, 3, 4 AND 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

  PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.



                                            PLEASE DATE, SIGN AND MAIL YOUR
                                         PROXY CARD BACK AS SOON AS POSSIBLE!


                                            ANNUAL MEETING OF STOCKHOLDERS
                                              BIOTRANSPLANT INCORPORATED


                                                     MAY 20, 1997




                                    PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------------------------------------
  [X] PLEASE MARK YOUR
 A    VOTES AS IN THIS
      EXAMPLE.


                           FOR all nominees             WITHHOLD AUTHORITY       NOMINEES: Elliot Lebowitz, Ph.D.
                      listed at right (except as         to vote for all
  1.  Election of       marked to the contrary)     nominees listed at right               Donald R. Conklin
      Directors                  [ ]                           [ ]
                                                                                           William W. Crouse
      INSTRUCTIONS: To withhold authority to vote for individual
      nominee(s), mark the box labeled "FOR" and strike a line                             James C. Foster, J.D.
      through such nominee(s) name in the list at right. Your
      shares will be voted for the remaining nominee(s).                                   Daniel O. Hauser, Ph.D.

                                                                                           Daniel P. Kearney, J.D.

                                                                                           Robert A. Vukovich, Ph.D.

                                                            FOR   AGAINST   ABSTAIN
  2.  Approval of the Company's 1997 Stock Incentive        [ ]     [ ]       [ ]
      Plan.

  3.  Approval of an amendment to the Company's             [ ]     [ ]       [ ]
      1994 Directors' Equity Plan.

  4.  Ratify the selection of Arthur Andersen LLP as the    [ ]     [ ]       [ ]
      Company's Independent Accountants for 1997.

  5.  To transact such other business as may properly       [ ]     [ ]       [ ]
      come before the meeting or any adjournment
      thereof.

  PLEASE READ THE REVERSE SIDE OF THIS CARD.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
  ENCLOSED ENVELOPE.

     HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?

       ____________________               _____________________
       ____________________               _____________________


Signature ____________________ Date: ____________ Signature ____________________ Date: ____________

NOTE:  Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally.
       Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

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